COMPUTATION OF PERFORMANCE
                     VONTOBEL EASTERN EUROPEAN EQUITY FUND

                                      Inception
P                                      1,000.00
T                                      48.90%*
N                                      0.87%
ERV                                    1,489.00

*  NOT ANNUALIZED

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